                                                                   Exhibit 99(g)

                          Independent Auditors' Report


The Board of Directors
Taisil Electronic Materials Corporation:

We have audited the accompanying balance sheets of Taisil Electronic Materials Corporation as of December 31, 1998 and 1997 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of China, which are substantially similar to auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taisil Electronic Materials Corporation as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the Republic of China.

The accompanying financial statements for the year ended December 31, 1996 were not audited by us and, accordingly, we express no opinion or other form of assurance on the financial statements for the year ended December 31, 1996.

As discussed in note (2)(j) to the financial statements, as of December 31, 1997, Taisil Electronic Materials Corporation changed its method of accounting for pensions.

Accounting principles generally accepted in the Republic of China vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected stockholders' equity as of December 31, 1998 and 1997, and the results of operations for the years then ended to the extent summarized in note 15 to the financial statements.


                     /s/ KPMG Certified Public Accountants


Taipei, Taiwan
February 9, 1999